EXHIBIT 99.1

[inTEST News Release Letterhead]

inTEST REPORTS FOURTH QUARTER AND YEAR END 2007 RESULTS

CHERRY HILL, NJ, March 5, 2008 - inTEST Corporation (Nasdaq: INTT), an independent designer, manufacturer and marketer of semiconductor automatic test equipment (ATE) interface solutions and temperature management products, today announced results for the quarter and year ended December 31, 2007.

Net revenues for the quarter ended December 31, 2007 were $11.4 million, compared to $13.1 million in the third quarter of 2007. Our net loss for the fourth quarter of 2007 was $(4.2) million or $(0.45) per diluted share, compared to a net loss of $(252,000) or $(0.03) per diluted share for the third quarter of 2007. Included in the fourth quarter results were charges of $(2.8) million or $(0.30) per diluted share for the full impairment of goodwill related to prior acquisitions and $(535,000) or $(0.06) per diluted share for the partial impairment of certain long-lived assets; both of these impairment charges were in our Manipulator and Docking Hardware product segment. Without these impairment charges, our net loss for the quarter ended December 31, 2007 was $(797,000) or $(0.09) per diluted share. The attached selected financial data includes a table reconciling our net loss excluding impairment charges to our net loss calculated according to Generally Accepted Accounting Principles ("GAAP"). Net revenues for the year ended December 31, 2007 were $48.7 million, compared to $62.3 million for 2006. Our net loss for the year ended December 31, 2007 was $(6.7) million or $(0.73) per diluted share, compared to net income of $2.9 million or $0.31 per diluted share for 2006.

Robert E. Matthiessen, President and Chief Executive Officer of inTEST commented, "The overall market conditions remain challenging. Bookings decreased in the fourth quarter of 2007 to $10.5 million, compared to $11.1 million in the third quarter of 2007. We have commenced a major review of our operations to more aggressively streamline our cost structure in line with this business environment. Our primary objectives underlying this initiative are the return to profitability, the expansion of existing markets and the pursuit of new growth opportunities. During 2007, we continued investing in developing our technologies and reorganizing our distribution channels, with results that we are beginning to see in the form of increased bookings in our Tester Interface product segment during the first quarter of 2008."

Investor Conference Call / Webcast Details

inTEST will review fourth quarter 2007 results today, Wednesday, March 5, 2008 at 5:00 p.m. EST. The conference call will be available at www.intest.com and by telephone at (201) 689-8560 or toll free at (877) 407-0784. A replay of the call will be available 2 hours following the call through 11:59 p.m. EST on Wednesday, March 12, 2008 at www.intest.com and by telephone at (201) 612-7415 or toll free at (877) 660-6853. The account number to access the replay is 3055 and the conference ID number is 273735. A transcript of the conference call will be filed as an exhibit to a Current Report on Form 8-K as soon as practicable after the conference call is completed.

About inTEST Corporation

inTEST Corporation is an independent designer, manufacturer and marketer of ATE interface solutions and temperature management products, which are used by semiconductor manufacturers to perform final testing of integrated circuits (ICs) and wafers. The Company's high-performance products are designed to enable semiconductor manufacturers to improve the speed, reliability, efficiency and profitability of IC test processes. Specific products include positioner and docking hardware products, temperature management systems and customized interface solutions. The Company has established strong relationships with semiconductor manufacturers globally, which it supports through a network of local offices. For more information visit http://www.intest.com.

CONTACTS:

Hugh T. Regan, Jr., Treasurer and Chief Financial Officer, inTEST Corporation, 856-424-6886, ext 201.
Joseph Villalta of The Ruth Group, 646-536-7003

Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, changes in business conditions and the economy, generally; changes in the demand for semiconductors, generally; changes in the rates of, and timing of, capital expenditures by semiconductor manufacturers; progress of product development programs; increases in raw material and fabrication costs associated with our products; implementation of additional restructuring initiatives; costs associated with compliance with Sarbanes Oxley and other risk factors set forth from time to time in our SEC filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

(Financials Attached)

SELECTED FINANCIAL DATA
(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:
	Three Months Ended			Year Ended
	12/31/2007	12/31/2006	9/30/2007	12/31/2007	12/31/2006
Net revenues	$11,411	$13,159	$13,114	$48,705	$62,346
Gross margin	4,617	5,226	5,133	18,781	26,394
Operating expenses:
Selling expense	1,904	2,001	2,121	8,482	8,955
Engineering and product development expense	1,357	1,419	1,364	5,519	5,919
General and administrative expense	2,069	1,866	1,970	8,250	7,977
Impairment of goodwill	2,848	-	-	2.848	-
Impairment of long-lived assets	535	-	-	535	-
Restructuring and other charges	-	23	-	-	23
Operating income (loss)	(4,096)	(83)	(322)	(6,853)	3,520
Other income (expense)	(3)	241	148	392	470
Earnings (loss) before income taxes	(4,099)	158	(174)	(6,461)	3,990
Income tax expense	81	77	78	278	1,119
Net earnings (loss)	(4,180)	81	(252)	(6,739)	2,871

Net earnings (loss) per share - basic	$(0.45)	$0.01	$(0.03)	$(0.73)	$0.32
Weighted average shares outstanding - basic	9,268	9,125	9,216	9,215	9,047

Net earnings (loss) per share - diluted	$(0.45)	$0.01	$(0.03)	$(0.73)	$0.31
Weighted average shares outstanding - diluted	9,268	9,293	9,216	9,215	9,188

Reconciliation of non-GAAP financial measure - net loss to net loss excluding impairment charges
Net earnings (loss)	(4,180)	81	(252)	(6,739)	2,871
Impairment of goodwill	2,848	-	-	2,848	-
Impairment of long-lived assets	535	-	-	535	-
Net earnings (loss) excluding impairment charges	(797)	81	(252)	(3,356)	2,871

Per Share Amounts - Diluted
Net earnings (loss)	$(0.45)	$0.01	$(0.03)	$(0.73)	$0.31
Impairment of goodwill	$ 0.30	-	-	$ 0.30	-
Impairment of long-lived assets	$ 0.06	-	-	$ 0.06	-
Net earnings (loss) excluding impairment charges	$(0.09)	$0.01	$(0.03)	$(0.37)	$0.31

We believe the adjusted net loss excluding impairment charges provides a meaningful insight into our operations by adjusting for material unusual items. Non-GAAP numbers should be read in conjunction with the GAAP measures, as non-GAAP metrics are merely supplemental to, and not a replacement for, GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Condensed Consolidated Balance Sheets Data:
	As of
	12/31/2007	9/30/2007	12/31/2006
Cash and cash equivalents	$12,215	$10,659	$13,174
Trade accounts and notes receivable, net	6,034	7,873	8,678
Inventories	5,097	6,149	6,193
Total current assets	24,464	25,938	28,803
Net property and equipment	2,198	2,845	3,328
Total assets	27,723	32,602	35,759
Accounts payable	1,923	2,858	3,145
Accrued expenses	3,545	3,753	4,169
Total current liabilities	5,815	6,902	8,410
Noncurrent liabilities	401	432	527
Total stockholders' equity	21,507	25,268	26,822